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                                                                   Exhibit 10.34

                   [LETTERHEAD OF ASTEA INTERNATIONAL INC.]


                               February 17, 1998

PERSONAL AND CONFIDENTIAL

Robert G. Schwartz, Jr.
[ADDRESS REDACTED]

Dear Bob:

     As you and I have discussed, in consideration for your agreement to continue your employment with Astea International Inc. (the "Company"), the Company agrees that if at any time the Company terminates your employment for any reason other for "cause" (defined below), the Company shall pay you the equivalent of three (3) months of your salary and benefits, to be payable as if you were continuing as an employee.

     "Cause" is defined as conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct that is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act that induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) your conviction of a felony involving any financial impropriety or which would materially interfere with the your ability to perform your services or would otherwise be injurious to the Company; or (vi) your failure to perform in a material respect your employment obligations without good reason. In making such determination, the Board of Directors shall act fairly and in utmost good faith. If your employment is terminated for cause, you will be notified of this at the time of termination.

     If this is consistent with your understanding of our agreement, please indicate this by signing below.

                                 Very truly yours,

                                 /s/  Zack B. Bergreen

                                 Zack B. Bergreen
                                 Chief Executive Officer

AGREED TO:


/s/ Robert G. Schwartz, Jr.
-----------------------------------
Robert G. Schwartz, Jr.


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